----CONVENIO DE OCUPACION TEMPORAL Y DERECHOS DE SERVIDUMBRE SOBRE LAS CONCESIONES MINERAS SEÑALADAS EN EL ANEXO "A" Y QUE CELEBRAN POR UNA PARTE EL SR. VICTORIO GUTIÉRREZ CÁRDENAS Y LA SRA. IRMA BAÑUELOS SERRATO (EN ADELANTE "SR. VICTORIO Y LA SRA. IRMA") Y POR OTRA PARTE LA EMPRESA U.S. PRECIOUS METALS DE MÉXICO, S.A. DE C.V. (EN ADELANTE "LA COMPAÑIA"), REPRESENTADA POR SU PRESIDENTE EL SR. JOSÉ GARCÍA GRANADOS, AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

DECLARACIONES

Declaran El **SR. VICTORIO GUTIÉRREZ CÁRDENAS Y LA SRA. IRMA BAÑUELOS SERRATO** que:

I. Es propietario de las tierras donde se ubican las Concesiones Mineras "SOLIDARIDAD" con Título 220315, "SOLIDARIDAD III" con Titulo 223444 y "LA CEIBA" con Título 223119, acto que demuestra con las Escrituras de Propiedad.

II. Las tierras objeto de este Convenio, se encuentran, a la fecha este Convenio libres de gravamen, carga o limitación de dominio alguno; libres de controversia judicial, acción legal o demanda de cualquier naturaleza; y, libres de efectos jurídicos de cualquier contrato o acto jurídico que pudiera impedir, afectar o prohibir la celebración o cumplimiento de las obligaciones pactadas en el presente Convenio.

Declara USPMM a través de su representante que:

I. Es una Empresa Mexicana legalmente constituida ante la Secretaría de Comercio y Fomento Industrial (ahora Secretaría de Economía) y la Secretaría de Relaciones Exteriores, regida por las Leyes Mexicanas, atendiendo al Articulo 11 de la Ley de Minas y el Artículo 8 de su Reglamento, bajo escritura pública número 15970, de fecha 5 de marzo de 2003, ante la fé del Notario Público número 91, del Estado de México, la Lic. Ma. Guadalupe Pérez Palomino, e inscrita bajo el Registro del Comercio bajo folio mercantil número 306255 de fecha 26 de junio de 2003.

II. Se encuentra representada por el Sr. José García Granados, bajo escritura pública número 15970, de fecha 5 de marzo de 2003, ante la fé del Notario Público número 91, del Estado de México, la Lic. Ma. Guadalupe Pérez Palomino, e inscrita bajo el Registro del Comercio bajo folio mercantil número 306255 de fecha 26 de junio de 2003, personalidad que no le ha sido revocado o limitado a la presente fecha.

III. Que es propietaria de las Concesiones Mineras señaladas en el Anexo A.

IV. Posee la capacidad legal requerida por las leyes mexicanas para adquirir como titular:
   a. Concesiones Mineras ubicadas dentro del territorio de la República Mexicana, en conformidad con el artículo 11 de la Ley Minera; y

b. Bienes inmuebles ubicados fuera de la zona constitucionalmente restringida, en conformidad con el artículo 10-A de la Ley de Inversiones extranjeras y artículo 8 de su Reglamento

V. Los poderes y autoridad otorgados a la persona que comparece en su representación en el presente acto son suficientes para celebrar el presente Convenio en nombre y representación de **LA COMPAÑÍA;** y que dichos poderes y representación no han sido, a la fecha de la firma del presente instrumento, revocados o modificados en forma alguna., Y,

VI. Es acreedor exclusivo de los derechos de exploración y explotación y opción de compra derivados de las Concesiones Mineras.

Ambas partes declaran que:

I. Es su deseo establecer este Convenio de Ocupación Temporal y Derecho de Servidumbre, en el que se establecerán los términos y condiciones con que se regirá.

II. El presente Convenio es celebrado en conformidad con las Leyes de los Estados Unidos Mexicanos y, específicamente, en conformidad con las disposiciones aplicables de la Ley, la Ley Minera y su Reglamento y el Código Civil Federal.

III. Las partes comparecientes manifiestan y convienen mutuamente que las Tierras cubren los lotes mineros amparados por las Concesiones Mineras, y que el **SR. VICTORIO Y LA SRA. IRMA** desean otorgar a la Compañía, y la desea adquirir del **SR. VICTORIO Y LA SRA. IRMA** los Derechos de Ocupación Temporal y de Servidumbre sobre dicha porción de terreno con el objeto de ejecutar las Actividades Mineras.

Por lo tanto, en virtud de las declaraciones y convenios hechos mutuamente por **LAS PARTES** en el presente instrumento, dichas partes comparecientes celebran el presente Convenio en conformidad con las siguientes:

CLAUSULAS

1. Interpretación. Cuando sean utilizados en el presente instrumento, los siguientes términos tendrán las definiciones e interpretación descritas de la siguiente manera:

   Actividades Mineras.- Significa cualquier trabajo u obra ejecutados con el propósito de : a) identificar depósitos minerales y cuantificar las reservas mineras para determinar la factibilidad económica de su recuperación; b) preparar y desarrollar el área que comprende el depósito mineral para recuperar y extraer los Productos Mineros, incluyendo, sin limitar la generalidad de lo anterior:

   a. La construcción de todo tipo de obras, edificaciones y demás trabajos de exploración (tales como reconocimientos geológicos, muestreo de rocas, suelo, sedimentos y minerales para realizar pruebas metalúrgicas; mapeo

geológico y geofísico; construcción de zanjas y obras para el soporte de la operación de exploración; barrenación, desarrollos y perforaciones de cualquier clase; y la construcción de túneles, tiros y socavones realizados para identificar depósitos minerales y/o para evaluar y cuantificar depósitos de mineral ubicados en el área de terreno comprendida por las Concesiones Mineras;

b. el acceso, la constitución de servidumbres ola construcción de vías que sean necesarias para ejecutar las actividades descritas en el párrafo anterior;
c. el aprovechamiento de las aguas y la obtención de concesiones de agua, incluyendo la instalación de tubería de agua o cables eléctricos y cualquier estructura o edificación erigidos para la conducción de agua o energía eléctrica;
d. el tratamiento, minado y refinación de los Productos Minerales, en cualquiera de sus etapas, incluyendo, sin limitar lo anterior, la remoción, recuperación o extracción por cualquier medio de dichos Productos Minerales;
e. la investigación de la factibilidad económica de minar los Productos Minerales; la construcción de una mina en el lote de terreno objeto de los Derechos de Ocupación; la venta y mercadeo de los Productos Minerales; y,
f. la ejecución de cualquier actividad considerada por la Compañía como necesaria, apropiada o incidental a las actividades descritas anteriormente.

Avalúo.- Significa la estimación del monto de la renta calculado por hectárea a pagarse por el uso y ocupación del área superficial del Lote de Ocupación Minera;

Compañía.- Significa la empresa US Precious Metals de México, S.A. de C.V.

Comisión.- Significa la Comisión de Avalúo de Bienes Nacionales creada por la Ley de Bienes Nacionales para la administración y avalúo de los bienes propiedad de la Nación Mexicana:

Concesiones Mineras.- Significa las concesiones mineras de exploración y explotación, y los lotes mineros amparados por éstas, ubicados en el Municipio de Carácuaro, Estado de Michoacán, México, propiedad de **LA COMPAÑÍA** o sobre los cuales **LA COMPAÑÍA** es acreedora de los derechos exclusivos de exploración y opción de compra descritos en el anexo A del presente instrumento.

Convenio.- Significa el presente Convenio de Ocupación Temporal de Tierras, con sus anexos y documentos que **LAS PARTES** se notifiquen en conformidad con el mismo.

Derechos de Ocupación .- Significa el derecho exclusivo de usar y ocupar durante la vigencia del presente Convenio el lote de terreno que comprende el Lote de Ocupación Minera, con el propósito de ejecutar las Actividades Mineras.

Lote de Ocupación Minera.- Significa el lote de terreno que comprende la porción de las Tierras que cubre parcialmente los lotes mineros amparados por las Concesiones Mineras; el Lote de Ocupación Minera es el objeto jurídico de los Derechos de Ocupación.

Mapa de Certificación de Tierras.- Significa el mapa técnico adjunto al presente Convenio como anexo B, el cual ha sido aprobado por el **SR. VICTORIO Y LA SRA. IRMA**; el Mapa de Certificación de Tierras describe la ubicación geográfica y perímetro de:

a. Las Tierras, según son certificadas por el Coordinador de el Estado de Michoacán del Instituto Nacional de Estadística, Geografía e Información de México (INEGI).
b. Los lotes mineros amparados por las Concesiones Mineras, según son certificados por la Dirección General de Minas de la Secretaría de Economía de México (con un área superficial de 15,108 Hectáreas); y
c. El Lote de Ocupación Minera, según es certificado por el **SR. VICTORIO Y LA SRA. IRMA** y **LA COMPAÑÍA.**

Producción Comercial.- Significa la operación de una mina en el Lote de Ocupación Minera o sobre una porción del mismo, pero no incluye el minado con el propósito de realizar pruebas o el minado realizado por una planta piloto. La Producción Comercial se considerará que ha iniciado el primer día del mes de calendario siguiente al vencimiento de un término de 30 días consecutivos durante los cuales Productos Minerales han sido producidos en el Lote de Ocupación Minera a una capacidad promedio mayor al 70% de la capacidad inicialmente designada para la planta construida en el Lote de Ocupación Minera.

Productos Minerales.- Significa toda sustancia o mineral descritos en el artículo 4 de la Ley Minera.

Renta Anual.- Significa la renta establecida a pagarse por cada período de doce meses de calendario por **LA COMPAÑÍA** al **SR. VICTORIO Y LA SRA. IRMA** por el uso y ocupación del Lote de Ocupación Minera; en conformidad con el artículo 58, párrafo 3, del Reglamento de la Ley Minera, la Renta Anual deberá ajustarse en conformidad con el índice de precios aplicables al período de doce meses de calendario anterior a la fecha en que la renta sea exigible. **LA COMPAÑÍA** pagará esa Renta Anual en dos pagos semestrales.

Término de Ocupación.- Significa el término de vigencia del presente Convenio establecido en la cláusula 4.0.

Tierras.- Significa la porción de Las Tierras del **SR. VICTORIO Y LA SRA. IRMA** sobre la cual el **SR. VICTORIO Y LA SRA. IRMA** son propietarios y que ha sido designada para la Ocupación Temporal.

2. Ocupación. El **SR. VICTORIO Y LA SRA. IRMA** en el presente acto otorgan a **LA COMPAÑÍA**, y **LA COMPAÑÍA** adquiere del el **SR. VICTORIO Y LA SRA. IRMA**, los Derechos de la Ocupación sobre el Lote de Ocupación Minera, con el objeto de que **LA COMPAÑÍA** ejecute las Actividades Mineras. El Lote

de Ocupación Minera cuya localización y perímetro se puede apreciar en el Anexo B de este Convenio.

3. Derechos.- Los Derechos de Ocupación otorgados mediante el presente acto incluyen, sin limitación alguna, el derecho de **LA COMPAÑÍA** para ejecutar las Actividades Mineras sobre el Lote de Ocupación Minera, conforme a los términos y condiciones pactados en el presente Convenio.

4. Término.- El presente Contrato será vigente por un término igual al término de vigencia de todas y cada una de las Concesiones Mineras. Dicho término será obligatorio para el **SR. VICTORIO Y LA SRA. IRMA** y discrecional para **LA COMPAÑÍA. LA COMPAÑÍA** podrá terminar unilateralmente el presente Contrato mediante notificación escrita de terminación de Contrato notificada al **SR. VICTORIO Y LA SRA. IRMA.**

5. Renta.- **LA COMPAÑÍA** pagará al **SR. VICTORIO Y LA SRA. IRMA** la Renta Anual como contraprestación por la transmisión de los Derechos de Ocupación. La Renta Total Anual de $62,400.00 (sesenta y dos mil cuatrocientos pesos 00/100 M.N. mas IVA) y será pagada en forma semestral, en pagos de $31,400.00 (treinta y un mil cuatrocientos pesos 00/100 M.N. mas IVA) en los primeros 5 días del mes a partir de la notificación **que haga LA COMPAÑÍA** al **SR. VICTORIO Y LA SRA. IRMA** del comienzo a partir de la firma de este Contrato.

5.1. El **SR. VICTORIO Y LA SRA. IRMA** entregarán a **LA COMPAÑÍA** su recibo de honorarios o factura que cumpla con todos los requisitos fiscales, por la cantidad expresada anteriormente. Para mayor aclaración, esta Renta Anual permitirá al **SR. VICTORIO Y LA SRA. IRMA** cubrir el IVA respectivo y sus impuestos personales, quedándole un importe neto mensual equivalente a $5,000.00 (cinco mil pesos 00/100 M.N.). El **SR. VICTORIO Y LA SRA. IRMA** se encargarán de cumplir con sus obligaciones fiscales derivadas de este pago, liberando a **LA COMPAÑÍA** de cualquier responsabilidad relacionada con el caso.

5.2. Si fuera necesario **LA COMPAÑÍA**, a su costo y con anterioridad a la notificación del comienzo de la Producción Comercial, solicitar y obtener de la Comisión, el Avalúo. Copia certificada del Avalúo deberá ser anexada a la notificación del comienzo de la Producción Comercial. Esta medida sólo aplicará para el caso en que ambas partes no hubieran llegado a un acuerdo respecto a la fijación de la Renta Anual.

6. Obligaciones de **LA COMPAÑÍA**.- **LA COMPAÑÍA,** sus trabajadores y contratistas deberán cumplir con las disposiciones impuestas en la legislación minera, laboral y en materia de protección al medio ambiente durante la ejecución de las Actividades Mineras en el Lote de Ocupación Minera.

6.1. **LA COMPAÑÍA,** sus trabajadores y representantes serán responsables de cualquier sanción, multa o sentencia emitida por autoridad competente con respecto a cualquier acto realizado en violación o en contravención a la legislación minera, laboral y en materia de protección al medio ambiente que sea aplicable a las

Actividades Mineras ejecutadas en el Lote de Ocupación Minera con posterioridad a la fecha de la firma del Convenio de Ocupación Temporal anterior.

6.2. **LA COMPAÑÍA**, sus trabajadores y representantes acuerdan indemnizar y proteger las Tierras del **SR. VICTORIO Y LA SRA. IRMA** de cualquier pérdida, responsabilidad, acusación demanda o multa que pudiera girarse o cuantificarse en contra del **SR. VICTORIO Y LA SRA. IRMA** con respecto a cualquier acto ejecutado en violación o en contravención a la legislación minera, laboral y en materia de protección al medio ambiente que sea aplicable a las Actividades Mineras ejecutadas en el Lote de Ocupación Minera con posterioridad a la fecha de la firma del Convenio de Ocupación Temporal anterior.

6.3. En relación con la ejecución de las Actividades Mineras a ejecutarse en el Lote de Ocupación Minera, **LA COMPAÑÍA** será responsable (única de solicitar y obtener de las autoridades competentes todos los permisos, autorizaciones, concesiones o resoluciones favorables o de dar los avisos ordenados por la Ley, en su caso) que la faculten para:

a. Ejecutar las Actividades Mineras de acuerdo al estudio de impacto ambiental que en su oportunidad se presente en conformidad con la normatividad en materia de protección al medio ambiente;
b. Construir, operar o mantener todo molino, planta de beneficio, estructura o edificación, y sus componentes, que sean necesarios o requeridos por **LA COMPAÑIA** para la ejecución de las Actividades Mineras;
c. Consumir o usar el agua, proveniente o no de las minas, o desechar aguas residuales, en su caso, en conformidad con la normatividad en materia de protección al medio ambiente; y,
d. Usar, consumir, comprar o almacenar explosivos, en conformidad con la Ley General de Armas de Fuego y Explosivos.

6.4. **LA COMPAÑÍA** deberá restaurar y rehabilitar cualquier pérdida o daño que pudiera causarse al suelo o subsuelo del área que comprende el Lote de Ocupación Minera como resultado de la ejecución y a la conclusión de las Actividades Mineras, según sea ordenado por la legislación aplicable en materia de protección al medio ambiente.

6.5. Una vez terminado el presente Contrato, **LA COMPAÑIA** deberá, dentro de un término no mayor de dos años contados a partir de la fecha de dicha terminación, remover del Lote de Ocupación Minera todo bien de su propiedad, incluyendo todo equipo, maquinaria, herramienta o aparato utilizado durante la ejecución o a la conclusión de las Actividades Mineras.

6.6. **LA COMPAÑÍA** esta de acuerdo en permitir al **SR. VICTORIO Y LA SRA. IRMA** que continúe suministrando al Gobierno de Michoacán la graba, material rocoso y arena que requieren para trabajos en carreteras.

7. <u>Obligaciones del</u> **SR. VICTORIO Y LA SRA. IRMA**. El **SR. VICTORIO Y LA SRA. IRMA** serán responsables de cualquier sanción, multa o sentencia emitida por autoridad competente con respecto a cualquier acto realizado en violación o en contravención a la legislación minera, laboral y en materia de

protección al medio ambiente que sea aplicable a las Actividades Mineras ejecutadas en el Lote de Ocupación Minera con anterioridad a la fecha de la firma del Convenio de Ocupación Temporal Anterior.

7.1. El **SR. VICTORIO Y LA SRA. IRMA** acuerdan en indemnizar y proteger a **LA COMPAÑIA** de cualquier pérdida, responsabilidad, acusación, demanda o multa que pudiera girarse o cuantificarse en contra de **LA COMPAÑIA,** sus trabajadores o representantes con respecto a cualquier acto ejecutado en violación o en contravención a la legislación minera, laboral y en materia de protección al medio ambiente que sea aplicable a las Actividades Mineras ejecutadas en el Lote de Ocupación Minera con anterioridad a la fecha de la firma del Convenio de Ocupación Temporal Anterior.

7.2. El **SR. VICTORIO Y LA SRA. IRMA** en el presente acto autoriza y otorga poderes suficientes a **LA COMPAÑÍA** para solicitar y obtener, en su propio nombre y representación, todo permiso, autorización, concesión o resolución favorable (incluyendo, sin limitar los descritos en la cláusula 6.3 anterior) que sean considerados por **LA COMPAÑÍA** como requeridos, necesarios o prudentes para la ejecución conforme a derecho de las Actividades Mineras sobre el Lote de Ocupación Minera.

7.3 En conformidad con la cláusula 7.2 . y las disposiciones aplicables de la Ley Federal de Agua, el **SR. VICTORIO Y LA SRA. IRMA** autorizan en el presente acto a **LA COMPAÑÍA** y le otorga los poderes y autoridad suficientes para que a su propio nombre y representación solicite y obtenga de la Comisión Nacional del Agua toda concesión de agua sobre vertientes de agua ubicadas dentro del Lote de Ocupación Minera que en opinión de **LA COMPAÑÍA** es o será necesaria, requerida o prudente para la ejecución de las Actividades Mineras. El presente Contrato consta el consentimiento por parte del **SR. VICTORIO Y LA SRA. IRMA** para autorizar a **LA COMPAÑIA** a realizar los actos señalados en la presente cláusula.

7.4. En conformidad con la cláusula 7.2. y las disposiciones aplicables de la Ley Forestal y su Reglamento y la Ley General de Protección Ecológica y Medio Ambiente y su Reglamento, el **SR. VICTORIO Y LA SRA. IRMA** autorizan en el presente acto a **LA COMPAÑÍA** y le otorgan los poderes y autoridad suficientes para que en su propio nombre y representación solicite y obtenga:

a. Toda autorización o permiso que sea requerido por ley para justificar el cambio de cualquier porción del Lote de Ocupación Temporal de tierra de uso forestal a tierra para uso de Actividades Mineras de exploración y/o explotación; y
b. La aprobación de todo estudio técnico de impacto ambiental que se presente con el objeto de la ejecución de las Actividades Mineras.

8. <u>Relación</u>.- Las partes reconocen y acuerdan que no existe relación laboral alguna entre los trabajadores o contratistas de una parte con respecto a la otra; por lo tanto, las partes expresamente convienen en que cada parte asumirá individualmente toda responsabilidad u obligación impuesta a ellas por la legislación laboral o fiscal con respecto a sus respectivos trabajadores y

contratistas. Por consiguiente, cada parte conviene en mantener a la otra parte libre y a salvo de cualquier reclamación, demanda, acusación o queja que pudiera presentarse en su contra por los trabajadores, empleados o contratistas de la otra parte ante cualquier autoridad administrativa o judicial.

9. Acceso.- Sujeto a lo previsto en la cláusula 9.1., el **SR. VICTORIO Y LA SRA. IRMA** tendrán durante la vigencia del presente Contrato, acceso al área superficial que comprende el Lote de Ocupación Minera. Las partes reconocen que las Actividades Mineras son por su naturaleza peligrosas, por lo tanto, dicho acceso será al riesgo propio del **SR. VICTORIO Y LA SRA. IRMA,** sus representantes o familiares de éstos, que se introduzcan a dicho lote y dicho acceso no deberá de ninguna forma impedir, interrumpir o dilatar la ejecución de las Actividades Mineras. **LA COMPAÑÍA,** sus consejeros, trabajadores, agentes o contratistas no serán responsables por ningún daño, gasto, lesión o perjuicio incurrido al **SR. VICTORIO Y LA SRA. IRMA,** sus representantes o los familiares de éstos, o a su propiedad, cuando dicho daño, gasto, lesión o perjuicio sea incurrido al momento en que dichas personas se encuentren dentro del Lote de Ocupación Minera o como resultado de la ejecución de las Actividades Mineras.

9.1. El **SR. VICTORIO Y LA SRA. IRMA,** sus representantes y los familiares de éstos, requerirán de un permiso escrito por adelantado de **LA COMPAÑÍA** para introducirse y/o permanecer en cualquier porción del área que comprende el Lote de Ocupación Minera en donde las Actividades Mineras han sido, están siendo o serán ejecutadas, y dentro de un radio de cien (100) metros de dicho perímetro.

9.2. El **SR. VICTORIO Y LA SRA. IRMA** procurarán y ejecutarán todo acto que sea necesario para proveer y mantener el acceso total por parte de **LA COMPAÑÍA,** sus representantes y contratistas al área que comprende el Lote de Ocupación Minera, en conformidad con lo pactado en el presente instrumento. En caso de que dicho acceso sea restringido, limitado o de cualquier forma impedido por cualquier persona u objeto, incluyendo a cualquier representante del **SR. VICTORIO Y LA SRA. IRMA** y/o sus familiares, el **SR. VICTORIO Y LA SRA. IRMA** deberán inmediatamente, pero en todo caso dentro de un término de cinco días naturales posteriores a solicitud expresa de **LA COMPAÑÍA,** realizar todo acto que sea necesario, requerido o prudente para cumplir con sus obligaciones pactadas en el presente Contrato, incluyendo la remoción del Lote de Ocupación Minera, por cualquier medio legal necesario, de cualquier persona u objeto que en la opinión de **LA COMPAÑÍA** se encuentra o encontrará restringiendo, limitando o impidiendo el acceso total e irrestringido por parte de **LA COMPAÑIA** al área que comprende el Lote de Ocupación Minera.

10. Derecho Preferencial.- El **SR. VICTORIO Y LA SRA. IRMA** otorgan a **LA COMPAÑÍA,** y **LA COMPAÑÍA** adquiere del Sr **SR. VICTORIO Y LA SRA. IRMA,** el derecho del tanto para adquirir en primer término, en los mismos términos y condiciones de venta, los derechos de propiedad sobre la superficie de terreno que comprende el Lote de Ocupación Minera.

10.1. En caso de que el **SR. VICTORIO Y LA SRA. IRMA** opten por enajenar o transmitir por cualquier medio la titularidad del área que comprende el Lote de

Ocupación Temporal o una porción de ésta, o haya recibido una oferta legítima de compra sobre dichos derechos, lo deberá notificar por escrito a **LA COMPAÑÍA** dentro de un término de diez días naturales contados a partir de la fecha en que dicha decisión sea tomada o de la recepción de la oferta de compra, según sea el caso, informándole los términos y condiciones bajo los cuales se pretenden vender dichos derechos o, según sea el caso, los términos y condiciones ofrecidos para su compra.

10.2. **LA COMPAÑÍA** tendrá un término de sesenta días naturales, contados a partir de la fecha de recibo de la notificación respectiva, para expresar su intención de comprar, parcial o totalmente, la titularidad de los derechos ofrecidos para su venta o compra, según sea el caso.

10.3. Una vez transcurrido dicho término sin haberse ejercido el derecho del tanto por **LA COMPAÑÍA** en los términos del párrafo anterior, el **SR. VICTORIO Y LA SRA. IRMA** podrán transmitir libremente la titularidad de dichos derechos, siempre y cuando los términos y condiciones de venta sean los mismos a los expresados en la notificación hecha a **LA COMPAÑÍA.**

10.4. Si dentro del término establecido en la cláusula 10.2. **LA COMPAÑÍA** notifica al **SR. VICTORIO Y LA SRA. IRMA** de su decisión de comprar, en los términos y condiciones indicados en la notificación respectiva, los derechos pretendidos para su venta u ofrecidos para su compra, según sea el caso, las partes deberán celebrar y firmar, dentro de un término de diez días naturales siguientes a dicha notificación, un contrato de compraventa para transmitir la titularidad de dichos derechos a **LA COMPAÑÍA.**

10.5. Si en conformidad con lo previsto en la cláusula 10.3. el **SR. VICTORIO Y LA SRA. IRMA,** sus causahabientes o cesionarios venden o transmiten en cualquier tiempo la titularidad de cualquier porción del área que comprende el Lote de Ocupación Minera, el presente Contrato continuará vigente por el remanente del término establecido en la cláusula 4 anterior. Todo cesionario, adquiriente o comprador de dichos derechos deberá asumir exclusivamente, al momento en que dicha cesión, adquisición o compra sea celebrada (o solidariamente con el **SR. VICTORIO Y LA SRA. IRMA,** sus causahabientes o cesionarios en caso de que se trate de una cesión, transmisión o venta parcial) la obligación de cumplir con todos y cada uno de los términos y condiciones pactados en el presente Contrato. Copia del presente Contrato deberá ser anexada al instrumento mediante el cual se formalice dicha cesión, transmisión o compra de derechos.

11. Cesión.- **LA COMPAÑÍA,** sus sucesores o cesionarios tendrán el derecho de ceder o transmitir a otra persona física o moral, a su absoluta discreción, todos o alguno de los derechos y/o obligaciones pactados en el presente Contrato.

11.1. El presente Contrato es constancia y evidencia de la autorización que otorga el **SR. VICTORIO Y LA SRA. IRMA** a **LA COMPAÑÍA,** sus sucesores y cesionarios, para que a su absoluta discreción puedan ceder o transmitir a cualquier persona física o moral todos o alguno de los derechos y/o obligaciones pactados en el presente Contrato. Las partes acuerdan que no se requiere del consentimiento

adicional o aprobación del **SR. VICTORIO Y LA SRA. IRMA** para ejercer los derechos otorgados en la presente cláusula.

12. Limitaciones.- Las partes actuarán de buna fé y cooperación con respecto a todo lo relacionado con el presente Contrato, en el entendido de que:
    a. Dicha relación no impondrá a ninguna de ellas ninguna obligación o responsabilidad adicionales a las pactadas en el presente Contrato;
    b. El presente Contrato no deberá constituir o crear ninguna asociación o sociedad entre las partes; y,
    c. Ninguna de las partes tendrá autoridad para actuar o asumir ninguna obligación o responsabilidad en nombre, poscuenta o en representación de la otra parte, con excepción de lo estipulado en el presente instrumento.

13. Terminación.- El presente Contrato terminará por las siguientes causas:
    a. La disolución y liquidación de **LA COMPAÑÍA**;
    b. La conclusión del Término de Ocupación;
    c. La adquisición por parte de **LA COMPAÑÍA** de la titularidad del área que comprende el Lote de Ocupación Minera; si **LA COMPAÑÍA** adquiere solamente una porción de dicha área, el presente Contrato continuará vigente por la parte restante del área del Lote de Ocupación Minera;
    d. La entrega por parte de **LA COMPAÑÍA** al **SR. VICTORIO Y LA SRA. IRMA** de la notificación de terminación del presente Contrato en conformidad con la cláusula 4; **LA COMPAÑÍA** no estará obligada a justificar, probar o demostrar causa o razón alguna para la emisión de dicha notificación de terminación;
    e. La declaración mediante sentencia ejecutoriada de la nulidad, cancelación o terminación de los derechos derivados de las Concesiones Mineras;
    f. La declaración de terminación mediante sentencia ejecutoriada de los derechos exclusivos de exploración o explotación y opción de compra adquiridos por **LA COMPAÑÍA** con respecto a las Concesiones Mineras, excepto cuando dicha terminación es originada por la adquisición por parte de **LA COMPAÑÍA** de la titularidad de cualquiera de las Concesiones Mineras; y,
    g. El acuerdo escrito por las partes.

14. Leyes y Tribunales Aplicables.- El presente Contrato deberá ser interpretado y estará regulado por las disposiciones aplicables de la Ley, la Ley Minera y su Reglamento, el Código de Comercio y el Código Civil del Estado de Michoacán. Las partes se someten a la competencia de los tribunales estatales y federales con cede y competencia en el Distrito Federal para el caso de conflicto o interpretación del presente Contrato o de lo no expresamente estipulado en el mismo, renunciando a la jurisdicción de cualquier otro juzgado, tribunal o corte, de cualquier naturaleza, a la que pudieran tener derecho en virtud de sus domicilios actuales o futuros, o en virtud de cualquier dispositivo legal que fuera o pudiera ser aplicable.

15. Fuerza Mayor.- La obligación de pago de la Renta Mensual será suspendida cuando la ejecución de las Actividades Mineras sea interrumpida, impedida o retrazada por causa de fuerza mayor o caso fortuito. Dicha exigibilidad será suspendida durante el tiempo en que se encuentre existente la causa de fuerza mayor o caso fortuito. En caso de existencia de una causa de fuerza mayor o caso fortuito, los términos de pago de la obligación suspendida serán recorridos por el mismo número de días en los que exista la causa de fuerza mayor o caso fortuito.

15.1. Las partes reconocen como causas de fuerza mayor o caso fortuito las siguientes: todos los hechos naturales, fortuitos o del ser humano, como los terremotos, erupciones volcánicas, huracanes, incendios, inundaciones, tormentas, accidentes, sequías, derrumbes, motines, rebeliones, revoluciones, guerras, huelgas, privación ilegal de la libertad, actos de autoridad, imposibilidad u obstaculización del acceso al Lote de Ocupación Minera y en general, cualquier otro hecho o acto ajeno a la voluntad de las partes que impida o retrase la ejecución de las Actividades Mineras.

15.2. En caso de existencia de una causa de fuerza mayor o caso fortuito, **LA COMPAÑÍA** lo notificará al **SR. VICTORIO Y LA SRA. IRMA** a la brevedad razonablemente posible y le informará del término aproximado que durará la suspensión del pago de la respectiva Renta Mensual. Una vez que desaparezca la causa de fuerza mayor o caso fortuito, **LA COMPAÑÍA** lo notificará al **SR. VICTORIO Y LA SRA. IRMA** y procederá a cumplir a la brevedad razonablemente posible con la obligación u obligaciones suspendidas.

16. Avisos y Notificaciones.- Todos los avisos o notificaciones que deban darse entre las partes como resultado de la aplicación del presente contrato, incluyendo cualquier emplazamiento o notificación requerida dentro de un procedimiento judicial, deberán darse por escrito entregado personalmente o enviado por cualquier medio que asegure la recepción o notificación en forma fehaciente, y deberán ser dirigidos a las partes al domicilio que corresponda a su último domicilio manifestado para efectos de este contrato, el cual hasta que no exista comunicación por escrito en contrario deberá entenderse que es el siguiente:

Al **SR. VICTORIO Y LA SRA. IRMA**	**A LA COMPAÑÍA**
Domicilio Conocido	US Precious Metals de México S.A. de C.V.
Rancho La Sábila	Culiacán No. 17-602
Municipio de Carácuaro	Col. Hipódromo Condesa
Estado de Michocán	Delegación Cuauhtemoc
México	Distrito Federal, C.P. 06170
	México

17. Sucesores y Causahabientes.- El presente Contrato obliga y beneficia al **SR. VICTORIO Y LA SRA. IRMA** y a **LA COMPÃÑIA**, así como a sus sucesores y causahabientes.

18. Acuerdo Total entre Las Partes.- El presente Contrato, los Anexos A, B y C que forman parte del mismo y los documentos que se notifiquen las partes en su conformidad, contienen el acuerdo total de las partes respecto a su objeto, por lo

que el mismo cancela y deja sin efecto cualquier otro acuerdo, convenio o carta de intención, ya sea verbal o escrito, que hayan celebrado las partes con respecto a dicho objeto.

Leído que fue el presente Contrato a las partes que en él intervienen y enterados de su alcance y fuerza legal, lo firman en las Ciudad de Morelia, del Estado de Michoacán para constancia a las 11:00 horas del día 20 del mes de Agosto del año 2003.

SR. VICTORIO Y LA SRA. IRMA

SR. VICTORIO GUTIERREZ CARDENAS

SRA. IRMA BANUELOS SERRATO

Por LA COMPAÑÍA
US PRECIOUS METALS DE MEXICO S.A. DE C.V.

SR. JOSE GARCIA GRANADOS
PRESIDENTE DE US PRECIOUS METALS DE MEXICO S.A. DE C.V.

[redacted]

ANEXO A

LISTA DE CONCESIONES MINERAS

Lote	Título	Clase Exploración o Explotación	Area en Hectáres	Fecha Emisión del Título
SOLIDARIDAD	220315	Explotación	174.541	11 Julio 2004
SOLIDARIDAD III	223444	Explotación	294.062	14 Diciembre 2004
LA CEIBA	223119	Exploración	921.3201	19 Octubre 2004
SOLIDARIDAD II	220503	Exploración	2162.2311	14 Agosto 2003
SOLIDARIDAD II-A	220504	Exploración	1.4544	14 Agosto 2003
SOLIDARIDAD II-B	220505	Exploración	0.0072	14 Agosto 2003
SOLIDARIDAD IV	220612	Exploración	149.4244	4 Septiembre 2003
LA SABILA	227272	Exploración	11405.000	31 Junio 2006

ANEXO B

MAPA DE CERTIFICACION DE TIERRAS

(Muestra la Superficie que cubren las Concesiones Mineras y se señala el área que ocupará el Lote de Ocupación Minera o Temporal).